Exhibit 99.1
Oasis Petroleum Inc. Announces Strategic Acquisition of Williston Basin Assets, Reports First Quarter 2021 Results, Declares Dividend and Updates 2021 Outlook
Houston, Texas — May 3, 2021 — Oasis Petroleum Inc. (NASDAQ: OAS) (“Oasis” or the “Company”) today announced a strategic acquisition of Williston Basin assets, reported financial and operating results for the first quarter of 2021, declared its first quarter 2021 dividend, and updated its 2021 outlook to incorporate the acquisition, including an expected 33% increase to its future quarterly fixed dividend after the acquisition closes.
Williston Basin Acquisition
Oasis announced it has entered into a definitive agreement under which Oasis will acquire select Williston Basin assets from Diamondback Energy in a cash transaction valued at approximately $745MM, subject to customary purchase price adjustments. The consideration is expected to be financed through cash on hand (approximately $106MM as of March 31, 2021), revolver borrowings ($450MM elected commitment on $500MM borrowing base, none drawn as of March 31, 2021), and a $500MM fully committed underwritten bridge loan (expecting high yield financing to replace the bridge loan). The transaction was approved unanimously by the Board of the Directors of each company. The effective date of the acquisition will be April 1, 2021 and the closing is expected to occur in July 2021, subject to customary closing conditions.
Transaction Highlights:
•Assets purchased include approximately 27 MBoe/d of production in 1Q21 on a two-stream basis and 95,000 net acres;
•Accretive to cash flow per share and free cash flow per share in both the near and long-term before accounting for synergies. Oasis expects over $100MM of incremental field level cash flow (EBITDA less CapEx) at strip prices in 2H21;
•Allows for the return of more cash flow to shareholders, with an expected 33% increase to the quarterly fixed dividend per share post closing;
•Purchase price represents approximately $28,000 per Boe/d on 1Q21 two-stream volumes;
•Pro forma leverage of approximately 0.8x at March 31, 2021, based on 1Q21 annualized Adjusted EBITDA to Oasis, remains below Oasis’s 1.0x target and well below peers;
•Lowers 2021 reinvestment ratio to less than 55% using $55 per barrel WTI and $2.50 per mmBtu NYMEX gas for the remainder of 2021;
•Adds two to three years of top-tier locations competitive with Oasis’s existing top-tier assets;
•Lowers exploration and production (“E&P”) cash G&A exit rate guidance to $1.25 – $1.35 per BOE vs. $1.60 per BOE prior to the transaction. Provides opportunities for additional capital and operating cost savings;
•2021 non-D&C CapEx expected to increase approximately $5MM – $10MM, reflecting additional workover costs on acquired assets. D&C capital is expected on the acquired assets in 2022;
•Committed to integrating and operating the acquired assets in an environmentally conscious, sustainable manner, consistent with Oasis’s values;
•Acquisition provides additional optionality for Oasis Midstream Partners and Oasis does not intend to slow development in OMP dedicated areas.
The following tables outline Oasis’s pro forma position in the Williston Basin:

Williston Statistics	OAS	Acquisition(1)	Pro Forma
Net Williston Acres (in thousands)	402	95	497
Held by Production	98%	99%	98%
Average Working Interest	73%	84%	76%
Williston Oil Production (Mbbl/d)	31.0	17.7	48.7
Williston Production (Mboe/d)	50.0	27.0	77.0

Company/Asset Statistics	OAS	Acquisition(1)	Pro Forma
Total Oil Production (Mbbl/d)	36.8	17.7	54.5
Total Production (Mboe/d)	57.2	27.0	84.2
1Q21 Adjusted EBITDA to Oasis(2) ($MM)	$135.2	$62.5 - $67.5	$197.7 - $202.7
Annualized Adjusted EBITDA ($MM)	$540.8	$250.0 - $270.0	$790.8 - $810.8
Net Debt (Excluding OMP)(3) ($MM)	$(105.9)	$745.0	$639.1
Pro Forma Leverage(3)			0.8x
___________________
(1)Acquisition data, including 1Q21 EBITDA, is based on internally generated estimates and has not been reviewed by an independent registered accounting firm. Production is reported on a two-stream basis for both Oasis and Acquisition.
(2)1Q21 Adjusted EBITDA to Oasis is pro forma for Midstream Simplification.
(3)Net Debt and Pro Forma Leverage exclude transaction costs.

“This exciting acquisition is a great example of how Oasis is addressing the needs of tomorrow, by taking action in our new industry paradigm, today,” said Danny Brown, Oasis’ Chief Executive Officer. “The strategic fit of focusing capital to consolidate assets in our core area, generating significant free cash flow for the benefit of the company and its shareholders, is highlighted via this acquisition. Given the significant anticipated increase in free cash flow per share, coupled with our commitment to returning capital to shareholders, we anticipate declaring a 33% increase to our dividend, raising the quarterly dividend to $0.50 per share with our quarterly declaration after the transaction closes later this year. This acquisition materially enhances scale in our core Bakken asset at an attractive valuation, with the purchase price almost entirely based on PDP and very little value attributed to the development of the top-tier inventory or potential synergies. When combining the inherently attractive acquisition price with the prudent use of our best-in-class balance sheet this acquisition creates significant accretion for shareholders across all metrics, while maintaining pro forma leverage below target, and well below that of our peers.” Mr. Brown went on to say, “I’m thankful for the hard work of all those involved in this transaction, and look forward to Oasis operating this asset in a manner consistent with our values and focus on ESG: being respectful of and engaging with all of our stakeholders, including the Three Affiliated Tribes on the Fort Berthold Indian Reservation; showing commitment to our communities and the environment; and operating in a safe and sustainable manner.”
Advisors and Financing
J.P. Morgan Securities LLC acted as strategic and financial advisor and McDermott Will & Emery acted as legal advisor on the acquisition. In connection with the acquisition, Oasis entered into a commitment letter dated May 3, 2021 with J.P. Morgan and Wells Fargo to provide a $500MM bridge facility. Wells Fargo is administrative agent on Oasis’s credit facility. Vinson & Elkins LLP and Kirkland & Ellis LLP acted as legal advisors on the financing.
1Q21 Operational and Financial Highlights:
•Completed simplification of midstream business through sale of remaining interests in Bobcat DevCo and Beartooth DevCo to OMP and elimination of IDRs (the “Midstream Simplification”);
•Best-in-class balance sheet supported by strong free cash generation in 1Q21 and no debt under the Oasis revolver as of March 31, 2021;
•Continued dedication to shareholder returns by implementing $100MM share repurchase program;
•Declared $0.375/share dividend ($1.50/share annualized);
•Net cash provided by operating activities was $190.4MM and net loss was $35.3MM;
•Adjusted EBITDA to Oasis(1) was $126.0MM and E&P Free Cash Flow(1) was $93.5MM. Assuming the Midstream Simplification occurred on January 1, 2021 and excluding $3.3MM of severance expense incurred in 1Q21, Adjusted EBITDA to Oasis would be approximately $135.2MM;
•Strong operating performance across the board on E&P metrics (see table below);
•Oasis Midstream Partners (NASDAQ: OMP) announced a $0.01/unit increase to its distribution, which is reflected in Oasis’s updated 2021 guidance;
•Continued focus on ESG with strong natural gas and liquids pipeline capture, as well as dedication to strong governance exemplified by the separation of Board Chair and CEO.

The following table presents select E&P operational and financial data for the first quarter of 2021 compared to guidance for the same period. E&P Metrics are consistent with disclosures in the Company’s investor presentation, which can be found on the Company’s website (www.oasispetroleum.com), and includes further reconciliation to consolidated numbers.

E&P Metric	1Q21 Actual	1Q21 Guidance

Production (MBoe/d)	57.2	54.0 - 57.0
Production (Mbbl/d)	36.8	35.0 - 37.0
Differential to NYMEX WTI ($ per Bbl)	$1.58	$2.00 - $3.00
Natural gas realized price (as a % of Henry Hub)	127%	100%
E&P LOE ($ per Boe)	$9.92	$10.00 - $11.00
E&P GPT ($ per Boe)(1)	$3.76	$4.25 - $4.50
E&P Cash G&A ($MM)(1)(2)	$14.0	$11.0 - $12.0
Production taxes (as a % of oil and gas revenues)	6.6%	7.2% - 7.4%
E&P & Other CapEx(3)	$28.6	$11.0 - $12.0
Cash Interest ($MM)(1)	$2.9	$2.0 - $3.0
Cash taxes ($MM)	$—	$—
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
(2)Adjusted for severance expense of $3.3MM incurred in 1Q21 as part of the Company’s cost reduction initiative, E&P Cash G&A would be approximately $10.7MM.
(3)Other CapEx includes well services and administrative capital and excludes estimated capitalized interest.

“First quarter results demonstrate outstanding operational and financial performance, strong execution, and progress towards our key strategic initiatives,” said Danny Brown. “Oasis continues to demonstrate a steadfast commitment to our new strategy of strong capital discipline and significant free cash flow generation as well as commitments to our environment, our social responsibilities and the sustainability of our enterprise. The quality of the Oasis team is impressive and their continued hard work has put our company in a great position to succeed going forward.”
“My goal is to build on the accomplishments made by management and the board in a very short amount of time. In the first quarter alone, Oasis significantly reduced its cost structure, instituted a peer-leading executive compensation program, declared an inaugural dividend, simplified its midstream business, and initiated a share repurchase program. Oasis represents a compelling investment opportunity, and we will continue to be aggressive and pursue strategies to unlock value.”
Financial and Operational Update and Outlook
Oasis is updating its February FY21 volume and CapEx guidance to reflect 1Q21 actual performance and the Williston acquisition. For the purposes of guidance, the acquisition is modeled to close June 30, 2021. At $55/bbl WTI and $2.50/mmBtu NYMEX gas, Oasis is now expecting in excess of $200MM of free cash flow in 2021, including the impacts of hedges. The accretive transaction and the Company’s dedication to shareholder returns supports an approximately 33% increase in the dividend post closing to $0.50/share ($2.00 annualized).
Updated highlights based on adjusted E&P metrics include:
•Oasis’s original 2021 drilling and completion plan disclosed in February remains intact. Acquired volumes are expected to decline from current levels throughout 2021 as Oasis integrates the new assets and prioritizes free cash generation;
•2021 CapEx increased $5MM – $10MM to reflect incremental workover associated with acquired assets;
•Updating oil and gas differential guidance to reflect strong 1Q21 performance and updated outlook;
•Lowering GPT and production tax guidance reflecting strong 1Q21 performance and updated outlook;
•E&P Cash G&A guidance of $43MM – $46MM, which includes the impact of $3.3MM of 1Q21 severance expense. Oasis now plans to exit 2021 at $1.25 – $1.35 per Boe, below original expectations of $1.60 per Boe;
•2Q21 volumes are expected to be 52–55 MBoe/d (65% oil), in line with prior expectations;

•2Q21 E&P CapEx is expected to be $75MM – $90MM reflecting deferred 1Q21 spending. Following the Midstream Simplification, Oasis no longer has CapEx for its ownership interest in OMP;
•Oasis is currently evaluating various development scenarios for 2022 and beyond with the objective of optimizing operational efficiency, returns on capital, and sustainable free cash generation.
The following table presents previously announced full-year 2021 guidance and updated guidance for full-year 2021 and the second quarter of 2021:

E&P Metric	February FY21 Guidance	Updated FY21 Guidance	2Q21 Guidance
Production (MBoe/d)	57.0 – 60.0	67.5 – 71.0	52.0 – 55.0
Production (Mbbl/d)	37.5 – 39.0	44.5 – 47.0	33.5 – 35.5
Differential to NYMEX WTI ($ per Bbl)	$2.00 – $3.00	$1.50 – $2.75	$1.75 – $2.75
Natural gas realized price (as a % of Henry Hub)	100%	110%	100%
E&P LOE ($ per Boe)	$9.50 – $10.50	$9.50 – $10.50	$10.50 – $11.50
E&P GPT ($ per Boe)(1)	$4.00 – $4.25	$3.75 – $4.00	$3.75 – $4.00
E&P Cash G&A ($MM)(2)	$42 – $45	$43 – $46	$9.5 – $11.5
Production taxes (as a % of oil and gas revenues)	7.2% – 7.4%	7.1% – 7.3%	7.1% – 7.3%
E&P & Other CapEx(3)	$225 – $235	$230 – $245	$75 – $90
Cash Interest ($MM)	$9 – $10	$28 – $31	$0.5 – $1.5
Cash taxes ($MM)(4)	$14 – $26	$20 – $36	$19 – $23
___________________
(1)Excludes effect of non-cash valuation charges on pipeline imbalances and benefits from midstream segment for crude oil gathering and transportation services.
(2)Excludes non-cash equity-based compensation expenses included in the E&P segment.
(3)Includes well services and administrative capital and excludes estimated capitalized interest.
(4)Reflects $50–$60/bbl WTI (vs. $40–$50/bbl WTI prior), $2.50/mmBtu NYMEX gas, $6MM in cash taxes associated with the Midstream Simplification, and the Williston Basin acquisition. 2Q21 guidance reflects expected cash taxes to be paid for 1H21 and includes approximately $6MM in cash taxes associated with the Midstream Simplification.
Progress on Strategy since Emergence
•Governance: Consistent with its dedication to ESG-related opportunities, Oasis separated the positions of Board Chair and CEO. Danny Brown was appointed CEO on April 14, 2021 and Douglas E. Brooks will continue as independent Board Chair. The Board of Directors is 86% independent. Additionally, Oasis enacted a peer-leading executive compensation program in January 2021 with 75% of incentive pay tied to returns.
•Best-in-class balance sheet: Pro forma for the announced transaction, Oasis is expected to be less than 1.0x levered, and strong free cash flow generation will drive leverage down over time. The Company is targeting leverage below 1.0x to ensure financial strength, sustainability of operations, and return of capital to shareholders.
•Capital allocation committee: The capital allocation committee continues to evaluate and influence investments, including the Williston Basin acquisition, through a rigorous, systematic framework for evaluating and approving projects and acquisitions to enhance returns. Efficiently developing Oasis’s high-quality asset base and pursuing accretive acquisitions are paramount to delivering sustainable returns of cash to shareholders.
•Cost reductions: Oasis has dramatically reduced its capital, operating, and overhead cost structure over the past two years. Additionally, the Company has identified significant further cost reductions and operating efficiencies, which it will be able to continue with the Williston Basin acquisition.
•Commitment to sustainability: Oasis is dedicated to producing a cleaner, low-cost barrel, while being engaged with local communities and conscious of stakeholder interests. The Company continues peer-leading gas capture in the Williston Basin where it is also capturing essentially all its liquids on pipeline instead of truck.
•Enterprise risk management: Oasis has codified an enterprise risk management system to ensure organizational reliability and to protect against possible disruptions. Oasis has implemented new systems to effectively manage processes and mitigate risk.

•Midstream optionality: Management took aggressive action to simplify its midstream business through the Midstream Simplification in March 2021. Management continues to believe its ownership in OMP is a source of unrecognized value and has prioritized evaluating value creation options in the near-term.

The following table presents select operational and financial data for the periods presented:

	1Q21	1Q20
Production data:
Crude oil (Bopd)	36,807	54,103
Natural gas (Mcfpd)	122,388	155,776
Total production (Boepd)	57,205	80,066
Percent crude oil	64.3%	67.6%
Average sales prices:
Crude oil, without derivative settlements ($ per Bbl)	$56.09	$43.22
Differential to NYMEX WTI ($ per Bbl)	1.58	3.19
Crude oil, with derivative settlements ($ per Bbl)	49.11	44.24
Crude oil derivative settlements - net cash receipts (payments) ($MM)	(23.1)	5.0
Natural gas, without derivative settlements ($ per Mcf)(1)	5.41	1.86
Natural gas, with derivative settlements ($ per Mcf)(1)	5.46	1.86
Natural gas derivative settlements - net cash receipts ($MM)	0.5	—
Selected financial data ($MM):
Revenues:
Crude oil revenues	$185.8	$212.8
Natural gas revenues	59.6	26.3
Purchased oil and gas sales	48.5	86.3
Midstream revenues	61.3	56.4
Other services revenues	0.2	6.0
Total revenues	$355.4	$387.8
Net cash provided by operating activities	$190.4	$107.8
Non-GAAP measures:
Adjusted EBITDA	$169.2	$167.0
Adjusted EBITDA attributable to Oasis	$126.0	$133.8
E&P Free Cash Flow	$93.5	$(83.4)
Select operating expenses:
Lease operating expenses	$35.3	$49.8
Midstream expenses	27.9	13.1
Other services expenses	—	4.9
GPT, including non-cash valuation charges	15.7	29.5
Non-cash valuation charges	(1.8)	0.2
Purchased oil and gas expenses	48.4	85.2
Production taxes	16.3	19.3
Depreciation, depletion and amortization	40.0	203.8
Impairment	—	4,823.7
Total select operating expenses	$183.6	$5,229.3
___________________
(1)Prices include the value for natural gas and natural gas liquids.

G&A totaled $20.7MM in 1Q21 and $31.2MM in 1Q20. Amortization of equity-based compensation, which is included in G&A, was $2.2MM, or $0.43 per barrel of oil equivalent (“Boe”), in 1Q21. G&A for the Company’s E&P segment, excluding G&A expenses attributable to other services, totaled $15.7MM in 1Q21 and $23.3MM in 1Q20. E&P Cash G&A (non-GAAP),

excluding G&A expenses attributable to other services, non-cash equity-based compensation expenses and other non-cash charges, was $2.72 per Boe in 1Q21 and $2.29 per Boe in 1Q20. For a definition of E&P Cash G&A and a reconciliation of G&A to E&P Cash G&A, see “Non-GAAP Financial Measures” below.
Interest expense was $8.7MM in 1Q21 as compared to $95.8MM in 1Q20. Capitalized interest totaled $0.4MM in 1Q21 and $2.3MM in 1Q20. Cash Interest (non-GAAP) totaled $5.6MM in 1Q21 and $93.5MM in 1Q20. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
In 1Q21, the Company recorded an income tax benefit of $3.7MM, resulting in a 9.4% effective tax rate as a percentage of its pre-tax loss for the quarter.
In 1Q21, the Company reported a net loss of $43.6MM, or $2.20 per diluted share, as compared to a net loss of $4,310.9MM, or $13.61 per diluted share, in 1Q20. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis (non-GAAP) was $86.2MM, or $4.34 per diluted share, in 1Q21, as compared to Adjusted Net Loss Attributable to Oasis of $62.8MM, or $0.20 per diluted share, in 1Q20. Adjusted EBITDA (non-GAAP) in 1Q21 was $169.2MM, as compared to Adjusted EBITDA of $167.0MM in 1Q20, which included $37.4MM for derivatives monetized in 1Q20. For definitions of Adjusted Net Income (Loss) Attributable to Oasis and Adjusted EBITDA and reconciliations to the most directly comparable financial measures under GAAP, see “Non-GAAP Financial Measures” below.
Capital Expenditures and Completions
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the period presented:

1Q21
CapEx ($MM):
E&P	$28.6
Other(1)	0.4
Total CapEx before midstream	29.0
Midstream(2)	0.3
Total CapEx	$29.3
___________________
(1)Other CapEx includes capitalized interest of $0.4MM for 1Q21.
(2)Midstream CapEx attributable to OMP was $0.2MM for 1Q21.

Oasis did not complete any operated wells in the Williston Basin or Permian Basin during 1Q21.
Dividend Declaration
Oasis declared a dividend of $0.375 per share ($1.50/share annualized) for the first quarter of 2021 for shareholders of record as of May 17, 2021, payable on May 31, 2021.
Balance Sheet and Liquidity
The following table depicts the Company’s key balance sheet statistics and liquidity. Debt is calculated in accordance with respective credit facility definitions. The debt held at Oasis and OMP is not cross-collateralized and guarantors under the Oasis credit facility are not responsible for OMP debt.

1Q21 ($MM)	OAS	OMP	Consolidated
Revolving credit facility	$500.0	$450.0	$950.0
Elected commitments	450.0	450.0	900.0
Revolver borrowings	—	234.0	234.0
Senior notes	—	450.0	450.0
Total debt	—	684.0	684.0
Cash	105.9	7.2	113.1
Letters of credit	1.3	5.5	6.8
Liquidity	$554.6	$217.7	$772.3

Hedging Activity
The Company’s crude oil contracts settle monthly based on the average NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) for fixed price swaps and costless collars. The Company’s natural gas contracts settle monthly based on the average NYMEX Henry Hub natural gas index price (“NYMEX HH”) for fixed price swaps. As of May 3, 2021, the Company had the following outstanding commodity derivative contracts:

	2Q21	2H21	1H22	2H22	2023
Crude Oil (Volume in MBopd)
Fixed Price Swaps
Volume	29.0	29.0	19.0	19.0	14.0
Price ($ per Bbl)	$42.09	$42.09	$42.74	$42.74	$43.68
Two-Way Collars
Volume	—	3.0	3.0	—	—
Floor ($ per Bbl)	$—	$45.00	$45.00	$—	$—
Ceiling ($ per Bbl)	$—	$63.82	$63.82	$—	$—
Total Crude Oil Volume	29.0	32.0	22.0	19.0	14.0

Natural Gas (Volume in MMBtupd)
Fixed Price Swaps
Volume	40,000	40,000	30,000	—	—
Price ($ per MMBtu)	$2.84	$2.84	$2.82	$—	$—
Total Natural Gas Volume	40,000	40,000	30,000	—	—
The March 2021 crude oil derivative contracts settled at a net payable of $18.2MM, which was paid in April 2021 and will be included in the Company’s 2Q21 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and conference call:

Date:	Tuesday, May 4, 2021
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/41191
Or:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	9937194
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, May 11, 2021 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10156060
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Danny Brown, Chief Executive Officer
Michael H. Lou, Chief Financial Officer and Executive Vice President
Bob Bakanauskas, Director, Investor Relations
(281) 404-9600
ir@oasispetroleum.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 (“COVID-19”) pandemic on the Company’s operations. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the Williston Basin acquisition, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the unprecedented nature of the COVID-19 pandemic and the related decline of the oil and gas exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis Petroleum Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston and Permian Basins. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company's website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	Successor
	March 31, 2021	December 31, 2020

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$113,054	$15,856
Restricted cash	—	4,370
Accounts receivable, net	268,818	206,539
Inventory	29,423	33,929
Prepaid expenses	8,226	9,729
Derivative instruments	—	467
Other current assets	3,002	727
Total current assets	422,523	271,617
Property, plant and equipment
Oil and gas properties (successful efforts method)	839,328	810,328
Other property and equipment	936,224	935,950
Less: accumulated depreciation, depletion and amortization	(56,003)	(17,491)
Total property, plant and equipment, net	1,719,549	1,728,787
Assets held for sale, net	—	5,500
Long-term inventory	15,805	14,522
Operating right-of-use assets	5,486	6,083
Intangible assets	42,986	43,667
Goodwill	70,534	70,534
Deferred income taxes	2,670	—
Other assets	17,625	18,327
Total assets	$2,297,178	$2,159,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,492	$3,242
Revenues and production taxes payable	185,044	146,497
Accrued liabilities	152,217	126,284
Accrued interest payable	509	980
Derivative instruments	156,450	56,944
Advances from joint interest partners	2,661	2,723
Current operating lease liabilities	2,143	2,607
Other current liabilities	3,123	1,954
Total current liabilities	508,639	341,231
Long-term debt	674,238	710,000
Deferred income taxes	—	984
Asset retirement obligations	47,398	46,363
Derivative instruments	96,560	37,614
Operating lease liabilities	1,934	2,362
Other liabilities	6,406	7,744
Total liabilities	1,335,175	1,146,298
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 60,000,000 shares authorized; 20,093,084 shares issued and 20,093,084 shares outstanding at March 31, 2021 and 20,093,017 shares issued and 20,093,017 shares outstanding at December 31, 2020	200	200
Additional paid-in capital	958,081	965,654
Accumulated deficit	(93,504)	(49,912)
Oasis share of stockholders’ equity	864,777	915,942
Non-controlling interests	97,226	96,797
Total stockholders’ equity	962,003	1,012,739
Total liabilities and stockholders’ equity	$2,297,178	$2,159,037

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share data)

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

Revenues
Oil and gas revenues	$245,461	$239,128
Purchased oil and gas sales	48,460	86,278
Midstream revenues	61,312	56,411
Other services revenues	226	5,981
Total revenues	355,459	387,798
Operating expenses
Lease operating expenses	35,260	49,769
Midstream expenses	27,898	13,084
Other services expenses	—	4,931
Gathering, processing and transportation expenses	15,711	29,464
Purchased oil and gas expenses	48,410	85,203
Production taxes	16,280	19,326
Depreciation, depletion and amortization	39,990	203,755
Exploration expenses	423	1,168
Impairment	3	4,823,678
General and administrative expenses	20,737	31,174
Total operating expenses	204,712	5,261,552
Gain on sale of properties	88	11,226
Operating income (loss)	150,835	(4,862,528)
Other income (expense)
Net gain (loss) on derivative instruments	(181,515)	285,322
Interest expense, net of capitalized interest	(8,697)	(95,757)
Gain on extinguishment of debt	—	83,887
Other income	458	63
Total other income (expense), net	(189,754)	273,515
Loss before income taxes	(38,919)	(4,589,013)
Income tax benefit	3,654	254,738
Net loss including non-controlling interests	(35,265)	(4,334,275)
Less: Net income (loss) attributable to non-controlling interests	8,327	(23,414)
Net loss attributable to Oasis	$(43,592)	$(4,310,861)
Loss attributable to Oasis per share:
Basic	$(2.20)	$(13.61)
Diluted	(2.20)	(13.61)
Weighted average shares outstanding:
Basic	19,770	316,828
Diluted	19,770	316,828

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

Cash flows from operating activities:
Net loss including non-controlling interests	$(35,265)	$(4,334,275)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	39,990	203,755
Gain on extinguishment of debt	—	(83,887)
Gain on sale of properties	(88)	(11,226)
Impairment	3	4,823,678
Deferred income taxes	(3,654)	(254,677)
Derivative instruments	181,515	(285,322)
Equity-based compensation expenses	2,198	6,807
Deferred financing costs amortization and other	2,320	6,188
Working capital and other changes:
Change in accounts receivable, net	(60,542)	149,819
Change in inventory	4,506	(4,300)
Change in prepaid expenses	1,089	635
Change in accounts payable, interest payable and accrued liabilities	62,195	(106,145)
Change in other assets and liabilities, net	(3,854)	(3,275)
Net cash provided by operating activities	190,413	107,775
Cash flows from investing activities:
Capital expenditures	(21,958)	(147,601)
Proceeds from sale of properties	2,686	11,813
Derivative settlements	(22,596)	5,020
Net cash used in investing activities	(41,868)	(130,768)
Cash flows from financing activities:
Proceeds from revolving credit facilities	159,500	545,000
Principal payments on revolving credit facilities	(635,500)	(331,000)
Repurchase of senior unsecured notes	—	(68,040)
Proceeds from issuance of senior unsecured notes	450,000	—
Deferred financing costs	(11,737)	—
Common control transaction costs	(4,111)	—
Purchases of treasury stock	—	(2,308)
Dividends paid	(7,535)	—
Distributions to non-controlling interests	(6,029)	(6,028)
Payments on finance lease liabilities	(311)	(648)
Other	6	—
Net cash provided by (used in) financing activities	(55,717)	136,976
Increase in cash and cash equivalents	92,828	113,983
Cash, cash equivalents and restricted cash:
Beginning of period	20,226	20,019
End of period	$113,054	$134,002
Supplemental non-cash transactions:
Change in accrued capital expenditures	$6,909	$25,333
Change in asset retirement obligations	1,035	1,084
Note receivable from divestiture	2,900	—

Non-GAAP Financial Measures
Cash GPT and E&P GPT Reconciliation
Cash GPT is defined as total gathering, processing and transportation expenses (“GPT”) less non-cash valuation charges on pipeline imbalances. E&P GPT is defined as Cash GPT less the benefits from the Company’s midstream business segment related to crude oil gathering and transportation services. Cash GPT and E&P GPT are not a measure of GPT as determined by GAAP. Management believes that the presentation of Cash GPT and E&P GPT provide useful additional information to investors and analysts to assess the cash costs incurred to get the Company’s commodities to market without regard for certain benefits of its midstream business segment, as well as the change in value of its pipeline imbalances, which vary monthly based on commodity prices.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT and E&P GPT for the periods presented (in thousands):

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

GPT	$15,711	$29,464
Pipeline imbalances	1,847	(245)
Cash GPT	17,558	29,219
Intercompany impacts from midstream segment	1,810	2,012
E&P GPT	$19,368	$31,231
E&P Cash G&A Reconciliation
E&P Cash G&A is defined as general and administrative (“G&A”) expenses less non-cash equity-based compensation expenses, other non-cash charges and G&A expenses attributable to the Company’s midstream business segment and other services. E&P Cash G&A is not a measure of G&A as determined by GAAP. Management believes that the presentation of E&P Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to equity-based compensation programs, which can vary substantially from company to company, and the G&A costs associated with the Company’s midstream business segment.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of E&P Cash G&A for the periods presented (in thousands):

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

General and administrative expenses	$20,737	$31,174
Equity-based compensation expenses	(1,688)	(6,621)
G&A expenses attributable to midstream and other services	(5,062)	(7,888)
E&P Cash G&A	$13,987	$16,665

Cash Interest and E&P Cash Interest Reconciliation
Cash Interest is defined as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense, and E&P Cash Interest is defined as total Cash Interest less Cash Interest attributable to OMP. Cash Interest and E&P Cash Interest are not measures of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest and E&P Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its E&P activities, excluding non-cash amortization, and its ability to maintain compliance with its debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measures of Cash Interest and E&P Cash Interest for the periods presented (in thousands):

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020(1)

Interest expense	$8,697	$95,757
Capitalized interest	418	2,287
Amortization of deferred financing costs	(3,471)	(1,699)
Amortization of debt discount	—	(2,839)
Cash Interest	5,644	93,506
Cash Interest attributable to OMP	(2,728)	(30,232)
E&P Cash Interest	$2,916	$63,274
___________________
(1)For the three months ended March 31, 2020, interest expense, Cash Interest and E&P Cash Interest included specified default interest charges of $29.3MM related to the Predecessor Credit Facility. For the three months ended March 31, 2020, interest expense, Cash Interest and Cash Interest attributable to OMP included OMP specified default interest charges of $25.9MM related to the OMP Credit Facility. These specified default interest charges were waived upon Oasis’s emergence from bankruptcy.
Adjusted EBITDA and Adjusted EBITDA attributable to Oasis Reconciliation
Adjusted EBITDA is defined as earnings (loss) before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA attributable to Oasis is defined as Adjusted EBITDA less Adjusted EBITDA attributable to OMP, plus distributions from OMP for Oasis’s ownership of OMP limited partner units and, prior to the Midstream Simplification, Adjusted EBITDA attributable to Oasis’s retained interests in Bobcat DevCo and Beartooth DevCo (the “DevCo Interests”) and distributions from OMP GP related to OMP’s incentive distribution rights.
Adjusted EBITDA and Adjusted EBITDA attributable to Oasis are not measures of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted EBITDA attributable to Oasis provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and, with respect to Adjusted EBITDA attributable to Oasis, the Company’s ability to maintain compliance with its debt covenants under the Oasis revolver .

The following table presents reconciliations of the GAAP financial measures of net loss including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted EBITDA attributable to Oasis for the periods presented (in thousands):

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

Net loss including non-controlling interests	$(35,265)	$(4,334,275)
Gain on sale of properties	(88)	(11,226)
Gain on extinguishment of debt	—	(83,887)
Net (gain) loss on derivative instruments	181,515	(285,322)
Derivative settlements	(22,596)	5,020
Interest expense, net of capitalized interest(1)	8,697	95,757
Depreciation, depletion and amortization	39,990	203,755
Impairment	3	4,823,678
Exploration expenses	423	1,168
Equity-based compensation expenses	2,198	6,807
Income tax benefit	(3,654)	(254,738)
Other non-cash adjustments	(2,023)	245
Adjusted EBITDA	169,200	166,982
Adjusted EBITDA attributable to OMP	(56,459)	(72,928)
Adjusted EBITDA attributable to DevCo Interests	—	26,535
Cash distributions from OMP to Oasis(2)	13,266	13,237
Adjusted EBITDA attributable to Oasis	$126,007	$133,826

Net cash provided by operating activities	$190,413	$107,775
Derivative settlements	(22,596)	5,020
Interest expense, net of capitalized interest(1)	8,697	95,757
Exploration expenses	423	1,168
Deferred financing costs amortization and other	(2,320)	(6,188)
Current tax benefit	—	(61)
Changes in working capital	(3,394)	(36,734)
Other non-cash adjustments	(2,023)	245
Adjusted EBITDA	169,200	166,982
Adjusted EBITDA attributable to OMP	(56,459)	(72,928)
Adjusted EBITDA attributable to DevCo Interests	—	26,535
Cash distributions from OMP to Oasis(2)	13,266	13,237
Adjusted EBITDA attributable to Oasis	$126,007	$133,826
___________________
(1)For the three months ended March 31, 2020, interest expense included specified default interest charges of $29.3MM related to the Predecessor Credit Facility and $25.9MM related to the OMP Credit Facility. These specified default interest charges were waived upon Oasis’s emergence from bankruptcy.
(2)For the three months ended March 31, 2021, includes distributions to Oasis of (i) $12.3MM from OMP for Oasis’s ownership of OMP and (ii) $0.9MM from OMP GP for, prior to the Midstream Simplification, OMP’s incentive distribution rights.

E&P Adjusted EBITDA and E&P Free Cash Flow Reconciliations
The Company defines E&P Free Cash Flow as Adjusted EBITDA from its E&P segment plus distributions to Oasis for (i) its ownership of OMP and, prior to the Midstream Simplification, (ii) OMP’s incentive distribution rights and (iii) the DevCo Interests; less E&P Cash Interest, capital expenditures for E&P and other, excluding capitalized interest, and midstream capital expenditures attributable to the Company’s retained interests in Bobcat DevCo and Beartooth DevCo. E&P Free Cash Flow is not a measure of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of E&P Free Cash Flow provides useful additional information to investors and analysts for assessing the financial performance of its E&P business as compared to its peers and its ability to generate cash from its E&P operations and midstream ownership interests after interest and capital spending. In addition, E&P Free Cash Flow excludes changes in operating assets and liabilities that relate to the timing of cash receipts and disbursements, which the Company may not control, and changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.
The following table presents a reconciliation of the GAAP financial measure of loss before income taxes including non-controlling interests from the Company’s E&P segment to the non-GAAP financial measure of E&P Adjusted EBITDA from the Company’s E&P segment and E&P Free Cash Flow for the periods presented (in thousands):

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

Loss before income taxes including non-controlling interests	$(82,716)	$(4,513,257)
Gain on sale of properties	(88)	(11,226)
Gain on extinguishment of debt	—	(83,887)
Net (gain) loss on derivative instruments	181,515	(285,322)
Derivative settlements	(22,596)	5,020
Interest expense, net of capitalized interest	4,865	65,500
Depreciation, depletion and amortization	30,770	198,654
Impairment	3	4,715,394
Exploration expenses	423	1,168
Equity-based compensation	1,688	6,596
Other non-cash adjustments	(2,074)	245
E&P Adjusted EBITDA	111,790	98,885
Distributions to Oasis from OMP and DevCo interests(1)	13,266	39,772
E&P Cash Interest(3)	(2,916)	(63,274)
E&P and other capital expenditures	(29,009)	(153,629)
Midstream capital expenditures attributable to DevCo interests	—	(7,441)
Capitalized interest	418	2,287
E&P Free Cash Flow(2)	$93,549	$(83,400)
___________________
(1)For the three months ended March 31, 2021, includes distributions to Oasis of (i) $12.3MM from OMP for Oasis’s ownership of OMP and (ii) $0.9MM from OMP GP for, prior to the Midstream Simplification, OMP’s incentive distribution rights.
(2)For the three months ended March 31, 2020, includes the impact of specified default interest charges of $29.3MM, which was related to the Predecessor Credit Facility. The specified default interest charge was waived upon Oasis’s emergence from bankruptcy.

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share Reconciliations
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2)
the impact of net income (loss) attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net loss attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted loss attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented (in thousands, except per share data):

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

Net loss attributable to Oasis	$(43,592)	$(4,310,861)
Gain on sale of properties	(88)	(11,226)
Gain on extinguishment of debt	—	(83,887)
Net (gain) loss on derivative instruments	181,515	(285,322)
Derivative settlements	(22,596)	5,020
Impairment(1)	3	4,797,530
Additional interest charges(2)	—	55,263
Amortization of deferred financing costs(3)	3,040	1,611
Amortization of debt discount	—	2,839
Other non-cash adjustments	(2,023)	245
Tax impact(4)	(34,879)	(1,061,518)
Other tax adjustments(5)	4,839	827,502
Adjusted Net Income (Loss) Attributable to Oasis	$86,219	$(62,804)

Diluted loss attributable to Oasis per share	$(2.20)	$(13.61)
Gain on sale of properties	—	(0.04)
Gain on extinguishment of debt	—	(0.26)
Net (gain) loss on derivative instruments	9.15	(0.90)
Derivative settlements	(1.14)	0.02
Impairment(1)	—	15.14
Additional interest charges(2)	—	0.17
Amortization of deferred financing costs(3)	0.15	0.01
Amortization of debt discount	—	0.01
Other non-cash adjustments	(0.10)	—
Tax impact(4)	(1.76)	(3.35)
Other tax adjustments(5)	0.24	2.61
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$4.34	$(0.20)

Diluted weighted average shares outstanding(6)	19,847	316,828

Effective tax rate applicable to adjustment items(4)	21.8%	23.7%
___________________
(1)For the three months ended March 31, 2020, OMP recorded an impairment expense of $101.8MM, which is included in the Company’s unaudited condensed consolidated financial statements. The portion of OMP impairment expense attributable to non-controlling interests of $26.1MM is excluded from impairment expense in the table above for the three months ended March 31, 2020.
(2)For the three months ended March 31, 2020, the Company incurred additional interest charges for specified default interest of $29.3MM related to the Predecessor Credit Facility and $25.9MM related to the OMP Credit Facility. These specified default interest charges were waived upon Oasis’s emergence from bankruptcy.
(3)For the three months ended March 31, 2021 and 2020, the portion of amortization of deferred financing costs attributable to non-controlling interests of $0.4MM and $0.1MM, respectively, is excluded from amortization of deferred financing costs in the table above.
(4)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(5)Other tax adjustments relate to the deferred tax asset valuation allowance, which is adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.
(6)For the three months ended March 31, 2021, the Company included the dilutive effect of unvested share-based awards of 76,500 in computing Adjusted Diluted Earnings Attributable to Oasis Per Share, which were excluded from the GAAP calculation of diluted loss attributable to Oasis per share due to the anti-dilutive effect.